UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2015

Viavi Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA		95035
(Address of Principal Executive Offices)		(Zip Code)

(408) 404-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 6, 2015, Viavi Solutions Inc. (the “Company”) announced that, effective September 9, 2015, Amar Maletira would join the Company as Chief Financial Officer. Pursuant to his separation agreement, Rex Jackson, the Company’s current Chief Financial Officer, will remain with the Company until September 30, 2015 to assist with the transition.

Since 2001, Mr. Maletira has served in a number of positions at Hewlett Packard, most recently as Chief Financial Officer & VP, Enterprise Services Americas. Prior to HP, he was Chief Operating Officer and Vice President of DPP Incorporated from 1998 to 2000. Mr. Maletira holds a B.S. in Engineering from Gote Institute of Technology at Karnataka University in India and an M.B.A. from the Ross School of Business in Ann Arbor, Michigan.

On August 6, 2015, the Company entered into an at-will employment agreement with Mr. Maletira (the “Agreement”). Pursuant to the terms of the Agreement, Mr. Maletira’s starting base salary will be $425,000 and he will be eligible to participate in the Company’s Variable Pay Plan with a target incentive opportunity of 85% of his base salary. In addition, Mr. Maletira will receive a $370,000 signing bonus.

Mr. Maletira is expected to receive the following equity awards:

1.	An award of time-based restricted stock units (the “Time-Based RSUs”) equal to $1,050,000 divided by the average market closing price per share of the Company’s common stock over the 30-day period immediately preceding the grant date. The Time-Based RSUs will vest in four equal annual installments on the anniversary of the grant date.

2.	An award of performance-based restricted stock units (the “Performance RSUs”) with a target number of shares equal to $1,050,000 divided by the average market closing price per share of the Company’s common stock over the 30-day period immediately preceding the grant date and with the earned shares vesting annually over four years. The performance criteria for the Performance RSUs will be determined by the Compensation Committee of the Board of Directors at a later date.

If Mr. Maletira’s employment is terminated other than for Cause (as defined in the Agreement), provided that he signs a separation agreement and release of claims, he will receive:

1.	A severance payment equal to 18-months base salary.

2.	Additionally, if such termination other than for Cause (as defined in the Agreement) occurs within the first 18 months of his employment, Mr. Maletira will be eligible for vesting acceleration of his new hire equity awards, as follows:

•	100% vesting of all Time-Based RSUs that are not vested at the date of termination.

•	100% vesting of all Performance RSUs at target given the Company is at a minimum 90% attainment of its Annual Operating Plan Income target on a year-to-date basis for the then-current fiscal year.

The foregoing is a summary description of the material terms of the Agreement, and is qualified in its entirety by the text of the Agreement, which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

The Company and Mr. Maletira will also enter into the Company’s standard form of indemnification agreement (the “Indemnification Agreement”), providing for the Company to indemnify Mr. Maletira as an officer of the Company for certain potential risks as specified in the Indemnification Agreement. A copy of the Company’s form of Indemnification Agreement is attached as Exhibit 10.9 to the Current Report on Form 8-K which the Company filed with the Securities and Exchange Commission on April 20, 2015, and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On August 6, 2015, the Company issued a press release announcing the appointment of Amar Maletira. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference in its entirety herein.

The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement between the Company and Amar Maletira, dated August 6, 2015

99.1	Press Release entitled “Viavi Appoints Amar Maletira as Chief Financial Officer” dated August 6, 2015

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Kevin Siebert
Kevin Siebert
Vice President, General Counsel and Secretary

August 6, 2015